UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

FILED PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 6, 2007
(Date of earliest event reported)

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State of other jurisdiction of incorporation)

000-13092	41-1448837
(Commission File No.)	(IRS Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

(858) 847-0200
Registrant's telephone number, including area code:

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Table of Contents

Item 2.01     Completion of Acquisition or Disposition of Assets.

On November 6, 2007 the Company acquired all of the shares of Luma™ Imaging Corporation ("Luma") from its four shareholders in consideration of 11.2 million restricted shares of SpectraScience common stock.

Luma™ has developed and received FDA approval for an optical non-invasive diagnostic imaging system that is proven to more effectively detect cervical cancer precursors than using conventional means alone (i.e., colposcopy). The Luma™ Cervical Imaging System utilizes a single-use disposable probe and requires little additional training as it leverages clinicians' existing skill sets. When used as an adjunct to colposcopy, Luma™ detects significantly more high-grade cervical cancer precursors than colposcopy alone. Clinical trials comprised of over 3,000 women have demonstrated Luma’s™ ability to detect more than 25% more atypical squamous cells of undetermined significance and low-grade squamous intraepithelial lesion (ASCUS/LSIL) cancer cell precursors than colposcopy alone.

The Company issued 11.2 million restricted common shares to acquire the assets (primarily intellectual property), of Luma in a negotiated transaction. Luma existed as a holding company for intellectual property assets of its predecessor company and SpectraScience acquired no liabilities as a result of the transaction. The Company has not yet finalized the purchase price allocation pending appraisal of the intellectual property. Upon completion of such appraisal the Company expects to allocate the purchase price to intangible assets comprised of intellectual property and goodwill.

The acquisition was accounted for as an exchange of the shares. The acquisition included substantial inventory and the U.S. and foreign patents. This includes a total of 51 patents of which 28 have issued U.S. patents with a Notice of Allowance from the U.S. Patent and Trademark Office on 2 additional applications and 21 additional U.S. patent applications pending.

Item 9.01.     Financial Statements and Exhibits.

The historical financial statements of Luma Imaging Corporation and the proforma combined financial statements of Luma and SpectraScience, Inc. will not be filed as Luma is not a going concern and the purchase was an acquisition of assets not a business.

The following exhibits are filed with this report:

Exhibit No.	Description

2.1	Acquisition Agreement

The Stock Purchase Agreement filed herewith omits all exhibits to said agreement. Such exhibits, which consist of the following, will be provided to the Commission upon request:

Exhibit A Sellers
Exhibit B ESCROW AGREEMENT
Exhibit C Financial Statements
Exhibit D LOCK-UP AGREEMENT
Exhibit E OBSERVER RIGHTS AGREEMENT

99.1	Press release dated November 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRASCIENCE, INC.

Dated: November 9, 2007	By:	/s/ James Hitchin

	Its	CEO